EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the filing with the SEC of the Quarterly Report of North American Scientific, Inc. (“Company”) on Form 10-Q for the quarter ended April 30, 2006 (the “Report”), L. Michael Cutrer, President and Chief Executive Officer of the Company and, James W. Klingler, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 9, 2006
By:  /s/ L. Michael Cutrer

L. Michael Cutrer
President and Chief Executive Officer

Date: June 9, 2006
By:  /s/ James W. Klingler

James W. Klingler
Senior Vice President and Chief Financial Officer